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                                                                      EXHIBIT 11



                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

              STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS)

                           PER SHARE OF COMMON STOCK
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)





                                                                  FOR THE QUARTER                         FOR THE SIX MONTHS
                                                                ENDED SEPTEMBER 30,                       ENDED SEPTEMBER 30,
                                                           -----------------------------            -----------------------------
                                                             1997                1996                 1997                1996
                                                           --------            ---------            --------            ---------
Net income (loss)                                            $1,433               $(385)              $2,300             $(1,099)
                                                           ========            =========            ========            =========
Weighted average common shares outstanding                   11,599                9,196              11,588                8,878

Dilutive effect of common equivalent shares of
stock options and warrants                                    2,480                   --               2,362                   --

Additional shares pursuant to SAB83 computation                  --                1,145                  --                1,390
                                                           --------            ---------            --------            ---------
Shares used in computing net income (loss) per
share of common stock                                        14,079               10,341              13,950               10,268
                                                           ========            =========            ========            =========
Net income (loss) per share of common stock                   $0.10              $(0.04)               $0.16              $(0.11)
                                                           ========            =========            ========            =========




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